 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2020

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sansome Street

Suite 730

San Francisco, CA 94104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2020, SuRo Capital Corp. (the “Company”) entered into an At-the-Market Sales Agreement, dated July 29, 2020 (the “Sales Agreement”), with BTIG, LLC, JMP Securities LLC and Ladenburg Thalmann & Co., Inc. (collectively, the “Agents”). Under the Sales Agreement, the Company may, but have no obligation to, issue and sell up to $50,000,000 in aggregate amount of shares of its common stock, par value $0.01 per share (the “Shares”), from time to time through Sales Agents, or to them, as principal for their own account. The Company intends to use the net proceeds from this “at-the-market” offering to make investments in portfolio companies in accordance with its investment objective and strategies described in the Prospectus and for general corporate purposes.

Sales of the Shares, if any, will be made under the prospectus supplement, dated July 29, 2020 (the “Prospectus Supplement”), as may be supplemented from time to time, and the base prospectus, dated July 27, 2020 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”) by any method that is deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Capital Market or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at other negotiated prices. Actual sales in this “at-the-market” offering will depend on a variety of factors to be determined by the Company from time to time.

The Agents will receive a commission from the Company equal to up to 2.0% of the gross sales price of any Shares sold through the Agents under the Sales Agreement and reimbursement of certain expenses. The Sales Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

Further details regarding the Sales Agreement and the “at-the-market” offering are set forth in the Prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 30, 2020.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The offering of the Shares will be made pursuant to the Prospectus, which constitutes a part of the Company’s shelf registration statement on Form N-2 (File No. 333-239681) that was declared effective by the SEC on July 27, 2020.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description

5.1	Opinion of Eversheds Sutherland (US) LLP, dated July 29, 2020

10.1	At-the-Market Sales Agreement, dated as of July 29, 2020, by and among SuRo Capital Corp., BTIG, LLC, JMP Securities LLC and Ladenburg Thalmann & Co., Inc.

23.1	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2020	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary